Investor contact:
Erin Kang
212-609-4256
ekang@liveperson.com

LivePerson Announces Second Quarter 2014 Financial Results and Increases Revenue Guidance

-- Reports Second Quarter Revenue of $51.1 Million --

-- Increases Full Year Revenue Guidance to $204.0 million to $207.0 million --

-- Second Quarter Record Bookings of $10.8 Million, a 53% Increase Over Prior Period --

NEW YORK, July 30, 2014 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the second quarter ended June 30, 2014.

Revenue
Total revenue, which includes our consumer operations, was $51.1 million for the second quarter. Revenue from business operations (B2B) for the second quarter was $46.5 million. Revenue from consumer operations for the second quarter was $4.5 million.
For the second quarter of 2014, B2B revenue, excluding the small business segment, grew 23% over the same period last year.
Bookings for the second quarter of 2014 were $10.8 million, which compares to $7.1 million in the second quarter of 2013 or an increase of 53%. We include in our bookings metrics new or incremental contractual commitments for the first year of the contractual relationship from either new or existing customers for recurring subscription based fees, but exclude from such amounts non-recurring fees such as one time implementation costs or one time consulting fees. The bookings metric generally does not include or represent usage based and/or pay-for-performance based contracts, month-to-month contracts, transaction-based services or subsequent years of multi-year contractual agreements.
“The momentum we’re seeing in our business is the result of focused execution on our long-term strategy, and this quarter's results show strong performance by our sales leadership team and the solid foundation of culture we’ve built,” said CEO Robert LoCascio.  “Businesses of all sizes continue to partner with us because of our best-in-class LiveEngage platform and our industry thought leadership in digital engagement.”
Customer Expansion
LivePerson signed a total of 132 deals in the quarter, which includes the addition of 37 new customers during the quarter, including:

•	One of the largest insurance providers in the U.S.

•	One of the largest retail lenders in the U.S.

•	One of Australia’s largest airlines
The Company also expanded business with:

•	HP

•	BSkyB

•	RS Components

•	Two of the largest telecommunications companies in North America

•	One of the largest global financial services organizations based in North America

•	Two of the largest telecommunications companies in the UK

Net Loss
Net loss for the second quarter of 2014 was $1.2 million or $0.02 per share, as compared to net loss of $1.8 million or $0.03 per share in the second quarter of 2013.
Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the second quarter of 2014 was $3.1 million or $0.06 per share, as compared to $1.5 million or $0.03 per share in the second quarter of 2013.
Adjusted EBITDA for the second quarter of 2014 was $5.0 million or $0.09 per share, as compared to $3.4 million or $0.06 per share in the second quarter of 2013.
LivePerson considers adjusted net income and adjusted earnings before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any (adjusted EBITDA) to be important financial indicators of the Company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles in the United States (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.
The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of purchased intangible assets and stock-based compensation.
A reconciliation of the differences between adjusted EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.
Cash
The Company's cash balance was $71.2 million at June 30, 2014 as compared to $79.4 million as of March 31, 2014. The decrease is attributable in part to the cash consideration associated with the acquisition of Synchronite. In addition, the Company incurred planned capital expenditures primarily related to the purchase of servers and computer networking equipment and expansion of its corporate offices, resulting in a cash outlay of approximately $2.9 million. As part of its previously announced stock repurchase program, the Company also spent approximately $4.3 million during the second quarter of 2014 to repurchase shares of its common stock.
Stock Repurchase Program
The Company also announced that its Board of Directors has approved the increase in the aggregate purchase price of the stock repurchase program from $40.0 million to $50.0 million and also extended the expiration date of the program out to December 31, 2014.
Financial Expectations
Following is the Company's current expectation for financial and operating performance:
Third Quarter 2014

•	Revenue of $52.0 - $53.0 million

•	Diluted adjusted EBITDA of $0.09 - $0.11 per share

•	Diluted adjusted net income of $0.05 - $0.07 per share

•	Diluted GAAP EPS of $(0.05) - $(0.03)

•	Fully diluted share count of approximately 55.4 million
Full Year 2014

•	Increasing revenue guidance to $204.0 - $207.0 million from previous guidance of $199.0 - $204.0 million

•	Diluted adjusted EBITDA of $0.37 - $0.41 per share

•	Diluted adjusted net income of $0.21 - $0.25 per share

•	Diluted GAAP EPS of $(0.11) - $(0.07)

•	Fully diluted share count of approximately 55.6 million
Other Full Year 2014 Assumptions

•	Amortization of purchased intangibles of approximately $5 million

•	Stock-compensation expense of approximately $14 million

•	Effective tax rate of approximately 20%

•	Depreciation of approximately $10 million

•	Capital expenditures of approximately $11 million
Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Cost of revenue	$484	$844
Sales and marketing	923	1,737
General and administrative	869	1,712
Product development	931	1,611
Total	$3,207	$5,904

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Cost of revenue	$869	$1,737
General and administrative	206	396
Total	$1,075	$2,133

Earnings Teleconference and Video Discussion Information
The Company will discuss its second quarter 2014 financial results during a teleconference today, July 30, 2014. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00pm Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 706-634-9559, both should reference the conference ID “76734264”. The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID “76734264”. A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
The Company will also post a video discussion of its second quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.
For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangible assets and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$51,087	$43,229	$98,915	$85,725

Costs and expenses:
Cost of revenue	13,161	10,612	24,896	20,746
Sales and marketing	20,077	15,499	38,472	29,977
General and administrative	9,788	9,835	19,286	20,072
Product development	9,336	9,047	18,287	17,068
Amortization of purchased intangibles	206	224	396	448
Total cost and expenses	52,568	45,217	101,337	88,311

Loss from operations	(1,481)	(1,988)	(2,422)	(2,586)

Other income (expense)	45	20	(38)	55

Loss before benefit from income taxes	(1,436)	(1,968)	(2,460)	(2,531)

Benefit from income taxes	(224)	(138)	(454)	(470)

Net loss	$(1,212)	$(1,830)	$(2,006)	$(2,061)

Net loss per share of common stock:
Basic	$(0.02)	$(0.03)	$(0.04)	$(0.04)
Diluted	$(0.02)	$(0.03)	$(0.04)	$(0.04)

Weighted-average shares used to compute net loss per share:
Basic	54,189,722	54,806,694	54,766,811	55,332,449
Diluted	54,189,722	54,806,694	54,766,811	55,332,449

LivePerson, Inc.
Reconciliation on Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013
Net loss in accordance with generally accepted accounting principles		$(1,212)	$(1,830)	$(2,006)	$(2,061)
Add/(less):
(a)	Amortization of purchased intangibles	1,075	466	2,133	884
(b)	Stock-based compensation	3,207	2,901	5,904	5,952
(c)	Depreciation	2,233	1,998	4,215	4,048
(d)	Benefit from income taxes	(224)	(138)	(454)	(470)
(e)	Other (income) expense	(45)	(20)	38	(55)
Adjusted EBITDA (1)		$5,034	$3,377	$9,830	$8,298
Diluted adjusted EBITDA per common share		$0.09	$0.06	$0.18	$0.15

Weighted average shares used in diluted adjusted EBITDA per common share		55,258,416	56,129,126	55,981,106	56,803,519

Net loss in accordance with generally accepted accounting principles		$(1,212)	$(1,830)	$(2,006)	$(2,061)
Add:
(a)	Amortization of purchased intangibles	1,075	466	2,133	884
(b)	Stock-based compensation	3,207	2,901	5,904	5,952
Adjusted net income		$3,070	$1,537	$6,031	$4,775
Diluted adjusted net income per common share		$0.06	$0.03	$0.11	$0.08

Weighted average shares used in diluted adjusted net income per common share		55,258,416	56,129,126	55,981,106	56,803,519

Adjusted EBITDA		$5,034	$3,377	$9,830	$8,298
Add/(less):
(a)	Changes in operating assets and liabilities	(5,577)	(675)	(13,713)	(6,970)
(b)	Provision for doubtful accounts	708	—	979	—
(c)	Benefit from income taxes	224	138	454	470
(d)	Deferred income taxes	(583)	(1,532)	(658)	(1,174)
(e)	Other income (expense)	45	20	(38)	55
Net cash provided by (used in) operating activities		$(149)	$1,328	$(3,146)	$679

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2014	December 31, 2013

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$71,234	$91,906
Accounts receivable, net	33,877	29,489
Prepaid expenses and other current assets	10,055	6,361
Deferred tax assets, net	4,104	5,426
Total current assets	119,270	133,182

Property and equipment, net	17,329	17,618
Intangibles, net	12,533	13,088
Goodwill	35,783	32,724
Deferred tax assets, net	7,397	6,243
Other assets	5,033	2,235
Total assets	$197,345	$205,090

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,143	$10,139
Accrued expenses	26,252	25,419
Deferred revenue	7,317	8,747
Total current liabilities	41,712	44,305

Deferred revenue, net of current	—	468
Other liabilities	891	1,264
Total liabilities	42,603	46,037

Commitments and contingencies

Total stockholders' equity	154,742	159,053
Total liabilities and stockholders' equity	$197,345	$205,090